UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 11, 2013

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 23, 2013, Polycom, Inc. (the “Company” or “Polycom”) announced that the Audit Committee of the Board of Directors of Polycom completed a review of certain expense submissions of Polycom’s then Chief Executive Officer and President, Andy Miller. The Audit Committee found certain irregularities in these submissions. At the conclusion of the review, Mr. Miller resigned from the positions of Chief Executive Officer and President and from the Board. The Company’s review of Mr. Miller’s expenses has continued, including for the years ended December 31, 2010, 2011, and 2012. Based on its review to date, the Company believes that some of Mr. Miller’s expenses during each of those years, which were accounted for as business expenses, were personal expenses. While the Company has not determined the exact amounts of those personal expenses, the Company continues to conclude that the amounts involved did not have a material impact on the Company’s previously reported financial statements.

Following the Company’s July 23, 2013 announcement, the SEC initiated an investigation, a class action lawsuit was filed, and a derivative lawsuit was filed, all as described below.

SEC Investigation. The SEC has commenced an investigation concerning the Audit Committee’s review of Mr. Miller’s expenses and his resignation, and it has requested information from us. We are cooperating with the investigation.

Class Action Lawsuit. On July 26, 2013, a purported shareholder class action, captioned Neal v. Polycom, et al., Case No. 3:13-cv-03476-SC, was filed in the United States District Court for the Northern District of California against Polycom and certain of its current and former officers. The lawsuit alleges that, between July 24, 2012 and July 23, 2013, Polycom issued materially false and misleading statements or failed to disclose information regarding Polycom’s business, operational and compliance policies, including with respect to its Chief Executive Officer’s expense submissions and the Company’s internal controls. The lawsuit alleges that the Company’s financial statements were materially false and misleading. The lawsuit alleges violations of the federal securities laws and seeks unspecified compensatory damages and other relief.

Derivative Lawsuit. On August 21, 2013, a purported shareholder derivative suit, captioned Saraceni v. Miller, et al., Case No. 5:13-cv-03880-LHK, was filed in the United States District Court for the Northern District of California against certain of Polycom’s current and former officers and directors. The lawsuit purports to assert claims on behalf of Polycom, which is named as a nominal defendant in the action. The complaint alleges claims for breach of fiduciary duty, unjust enrichment, and corporate waste, and alleges certain defendants failed to maintain adequate internal controls and issued, or authorized the issuance of, materially false and misleading statements, including with respect to its Chief Executive Officer’s expense submissions and the Company’s internal controls. The complaint further alleges that certain defendants approved an unjustified separation agreement and caused Polycom to repurchase its own stock at artificially inflated prices. The Complaint seeks unspecified compensatory damages, corporate governance reform, and other relief.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: September 11, 2013